                                                                    EXHIBIT 10.1

                     AGREEMENT FOR TRANSFER AND CONTRIBUTION
                            OF PARTNERSHIP INTERESTS

         THIS AGREEMENT FOR TRANSFER AND CONTRIBUTION OF PARTNERSHIP INTERESTS (this "Agreement") is made and entered into as of the 10th day of November, 1999, by and among PSPI, Inc. ("General Partner") and each of JEFFREY E. KELTER ("Kelter"), JOHN B. BEGIER ("Begier"), CHARLES C. LEE ("Lee"), J. HAROLD SHANNON ("Shannon") and STEPHEN J. BUTTE ("Butte") (each, a "LIMITED PARTNER", and collectively, the "LIMITED PARTNERS", with the General Partner and the Limited Partners sometimes individually being referred to herein as an "OWNER" and collectively as the "OWNERS"), and KEYSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Assignee").

                                    RECITALS

         A. General Partner is the owner of the general partnership interest in 21 Roadway, L.P., a Pennsylvania limited partnership (the "PARTNERSHIP").

         B. Limited Partners are the owners of the limited partnership interests in the Partnership.

         C. The partnership interests of each of the Owners in the Partnership (individually, a "PARTNERSHIP INTEREST", and collectively, the "PARTNERSHIP INTERESTS") are described in SCHEDULE A attached hereto.

         D. The Partnership is the record titleholder to the Premises and the other Property (as such terms are hereinafter defined).

         E. Subject to and in accordance with the terms and conditions of this Agreement, each of the Owners desires to transfer his/its Partnership Interest to GP Assignee (defined below) and Assignee, and Assignee desires to acquire the Partnership Interests.

         NOW, THEREFORE, in consideration of the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owners and Assignee agree as follows:

         1.       TRANSFER AND CONTRIBUTION OF PARTNERSHIP INTERESTS

                  A. INITIAL PARTNERSHIP INTERESTS. Subject to and in accordance with the terms and conditions of this Agreement, at Closing (as hereinafter defined) the General Partner shall transfer to a newly-formed single member limited liability company (in which the single member shall be Assignee) ("GP Assignee") 99% of its interest in the Partnership's profits and 89% of its interest in the Partnership's capital and each Limited Partner shall transfer to Assignee 99% of his interest in the Partnership's profits and 89% of his interest in the Partnership's capital (collectively, the "INITIAL PARTNERSHIP INTERESTS"), and Assignee shall accept the transfer of the Initial Partnership Interests.

                  B. REMAINING PARTNERSHIP INTERESTS. Subject to and in accordance with the terms and conditions of this Agreement, at Closing each of the Owners and Assignee shall enter into (i) a Call Option Agreement in the form of that attached hereto as EXHIBIT B (the "CALL OPTION AGREEMENT") with respect to 1% of his/its interest in the Partnership's profits and 11% of his/its interests in the Partnership's capital (collectively, the "REMAINING PARTNERSHIP INTERESTS"), pursuant to which Assignee shall have the option (the "CALL OPTION") to cause all of the Remaining Partnership Interests to be transferred to Assignee for a designated period (the "CALL PERIOD") on or after the first
(1st) business day after the third (3rd) anniversary of the Closing Date (as hereinafter defined), and (ii) a Put Option Agreement in the form of that attached hereto as EXHIBIT C (the "PUT OPTION AGREEMENT") with respect to the Remaining Partnership Interests, pursuant to which Owners shall have the option (the "PUT OPTION") to cause all of the Remaining Partnership Interests to be transferred to Assignee for a designated period (the "PUT PERIOD") after expiration of the Call Period. Upon the exercise by Assignee or Owners of the Call Option or the Put Option (alternatively, as the case may be, the "REMAINING INTEREST OPTION") with respect to the Remaining Partnership Interests, and upon the satisfaction of all of the applicable terms and conditions set forth herein and in the Call Option Agreement or the Put Option Agreement (alternatively, as the case may be, the "OPTION AGREEMENT"), all of the Remaining Partnership Interests shall be transferred by Owners to Assignee, and Assignee shall accept such Remaining Partnership Interests.

                  C. THE PROPERTY.  The term "Property" shall mean:

                           (i)      fee title interest in that certain tract of
real estate (THE "LAND") on which is situated a warehouse building, located in the Township of Middlesex, Cumberland County, Pennsylvania, which Land is legally described in the attached EXHIBIT D, together with all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereto (collectively, the "REAL PROPERTY"); and

                           (ii)     all right, title and interest of the
Partnership in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Real Property and, any award made or to be made as a


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result of or in lieu of condemnation, and any award for damage to the Property or any part thereof by reason of casualty; and

                           (iii) all of the buildings and other improvements
(collectively, the "IMPROVEMENTS") (the Land and Improvements being collectively referred to as the "PREMISES"); and

                           (iv)  all fixtures, equipment, machinery, and other
tangible personal property situated in, on, over and under the Premises or used in connection therewith, owned by the Partnership and which is not owned by the Tenant under the Lease (as hereinafter defined) (together with the intangible personal property hereinafter identified in SECTIONS 1.C(V) and 1.C(VI) below, collectively the "PERSONAL PROPERTY"); and

                           (v)   to the extent in the possession of the
Partnership: all surveys, plans and specifications, soil tests, environmental reports, appraisals and other documentation for or with respect to the Property; and such other existing books, records and documents used in connection with the operation of the Property or any part thereof; and

                           (vi)  all right, title and interest of the
Partnership in and to the Lease and Service Contracts (as such terms are hereinafter defined) and all other intangible personal property used in connection with or arising from the business now or hereafter conducted on or from the Property. A true and correct copy of the Lease Agreement (the "Lease") dated December 8, 1998 between the Partnership, as Landlord, and Dana Corporation (the "Tenant"), as Tenant is attached to this Agreement as EXHIBIT E.

         2.       CONTRIBUTION VALUE

                           (i)      CONTRIBUTION VALUE FOR THE INITIAL
PARTNERSHIP INTERESTS.

                                    Owners and Assignee agree that the total
value of the Property is deemed to be Sixteen Million Dollars ($16,000,000.00) (the "PROPERTY Value"). The Contribution Value for the Initial Partnership Interests (the "IPI PRICE") is eighty-nine percent (89%) of the amount (the "NET VALUE") by which (a) the Property Value, plus or minus adjustments and prorations in accordance with the provisions of Section 5.C hereof, exceeds (b) the Existing Mortgage Debt. The IPI Price shall be paid in OP Units as more particularly described in Section 2(iv)(a) below, except to the extent hereinafter provided.


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

                           (ii)     CONTRIBUTION VALUE FOR REMAINING PARTNERSHIP
INTEREST. In the event either Assignee or Owners exercise the Remaining Interest Option in accordance with the terms of the Option Agreement, the amount to be paid by Assignee for the Remaining Partnership Interests is an amount (the "OPTION PRICE") equal to eleven percent (11%) of the Net Value. The Option Price shall be paid in OP Units, except to the extent hereinafter provided.

                           (iii)    EXISTING MORTGAGE DEBT.

                                    (A) At Closing, Assignee shall accept the
Initial Partnership Interests with the Property subject to the Existing Mortgages and the Existing Mortgage Debt.

                                    (B) "EXISTING MORTGAGES" shall mean the
following documents: commitment letter dated October 23, 1996, as amended, between Oaktree Investment, L.P. ("Oaktree") and the Partnership; promissory note dated as of January 16, 1997 in the amount of $14,250,000 from the Partnership to Oaktree; mortgage, security agreement and Fixture Filings dated as of January 16, 1997 between the Partnership and Oaktree; First Amendment to mortgage, security agreement and Fixture Filing dated as of January 16, 1997 between the Partnership and Oaktree; UCC-1, Financing Statements between the Partnership and Oaktree; Project Loan Agreement dated as of January 16, 1997 by and between the Partnership and Oaktree; Assignment of Rents and Leases dated as of January 16, 1997 from the Partnership to Oaktree; Agreement of Limited Partners dated as of January 17, 1997 by the Limited Partners to Oaktree; Certificate and Agreement by Partnership and by Jeffrey E. Kelter for the benefit of Oaktree dated January 16, 1997; letter dated January 16, 1997 by the Partnership to Oaktree with respect to no amendment of Heller loan or loan documents; subordination, non-disturbance and attornment agreement dated as of the 23 day of December 1996 between Oaktree and World Pool Corporation; commitment letter dated December 6, 1996 from Heller Financial, Inc. ("Heller") to the Partnership; Promissory Note dated January 16, 1997 from the Partnership to Heller; UCC-1 Financing Statements by each of the Limited Partners to Heller (creating a security interest in the Partnership Interests); Agreement of Principals dated January 16, 1997 by General Partner, Kelter and Kelter to Heller; Pledge and Assignment of Partnership Interests by the General Partner and by the Limited Partners to Heller of their respective partnership interests in the Partnership; Loan Agreement dated January 16, 1997 between the Partnership and Heller; Hazardous Materials Indemnity Agreement dated January 16, 1997 by the Partnership, the General Partner and Kelter to Heller; $152,000 Letter of Credit Reimbursement Agreement by each of the Limited Partners for the benefit of First Union National Bank; Intercreditor Agreement dated as of January 16, 1997 by and between Oaktree and Heller.

                               (C) "Existing Mortgage Debt" shall mean the
current unpaid principal balances of the Existing Mortgages as of the relevant date, plus the accrued and unpaid interest payable pursuant to the Existing Mortgages as of the relevant date; and plus all

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prepayment fees and charges (including, without limitation, the Participation)
then due pursuant to the Existing Mortgage if the Existing Mortgages were paid in full as of the relevant date.

                               (D) "PARTICIPATION" shall mean the amounts due
and payable by the Partnership to Heller Financial, Inc. pursuant to Sections 1.6, 1.7 and 1.8 of the Loan Agreement dated the 16th day of January, 1997 by and between the Partnership and Heller Financial, Inc.

                      (iv)     OP UNITS.

                               (a)      IPI PRICE.  At Closing, Assignee shall
deliver to each Owner an amount of OP Units (the "INITIAL OP UNITS") having an aggregate OP Unit Value equal (to the nearest whole amount) to the portion of the IPI Price allocable to the Initial Partnership Interest to be transferred at Closing by such OP Unit Seller. No fractional OP Units shall be issued to any OP Unit Seller, and any such amount of the IPI Price represented thereby shall be paid in cash to the respective OP Unit Seller.

                               (b)      OPTION PRICE.  (i)  At Closing,
Assignee shall deposit into an escrow (the "OPTION ESCROW") to be established with the Title Company a written instrument (the "OPTION OP EVIDENCE") reserving in the name of each OP Unit Seller the number of OP Units having an aggregate OP Unit Value equal (to the nearest whole amount) to the Option Price, and Remaining Owners shall deposit with the Title Company the fully executed Interest Assignments (as hereinafter defined). In connection therewith, Assignee, Owners and the Title Company shall enter into an Escrow Agreement in the form of EXHIBIT G hereto (the "ESCROW AGREEMENT").

                                        (ii) Upon the exercise by Assignee or
Owners of the Remaining Interest Option in accordance with the terms of the Option Agreement, Assignee shall deposit with the Title Company: (1) the OP Documents (as defined in the Escrow Agreement) evidencing the number of OP Units (the "OPTION OP UNITS") having an aggregate OP Unit Value equal (to the nearest whole amount) to the Option Price and (2) the Cash Balance (as hereinafter defined). Upon receipt of the foregoing, the Title Company shall (pursuant to the Escrow Agreement) (x) deliver to Owners the OP Documents and the Cash Balance, and (y) deliver to Assignee the Remaining Interest Assignments, all in accordance with the terms of the Escrow Agreement. No fractional OP Units shall be issued to any Owner, and any such amount of the Option Price represented thereby and the Option Price payable to an Owner who is not an OP Unit Seller shall be paid in cash (the "CASH BALANCE"). In the event the Call Option is not exercised by the expiration of the Call Period, and the Put Option is not exercised by the expiration of the Put Period, (A) the Interest Assignments shall be returned to Owners, and (B) all other documents on deposit in the Option Escrow shall be returned to Assignee. Notwithstanding anything to the contrary contained herein or in any other document executed in connection herewith, in the event that, upon the exercise of the Interest Option, any Remaining

Owner fails to satisfy the requirements of an Accredited Investor, the portion of the Option Price payable to such Remaining Owner shall be paid entirely in cash.

                               (c) REGISTRATION RIGHTS AGREEMENT.  The OP Units
received by Owners shall be subject to the restrictions on transferability and shall have the registration rights as provided in the OP Unit Recipient Agreement ("REGISTRATION RIGHTS AGREEMENT") attached hereto as EXHIBIT H and in Assignee's Partnership Agreement.

                               (d) OP UNITS. As used herein, "OP UNITS" means
units of limited partnership interests in Assignee; "AREIC SHARES" means the stock of Keystone Property Trust ("AREIC"), a Maryland business trust; "ASSIGNEE'S PARTNERSHIP AGREEMENT" means the

Agreement of Limited Partnership of Assignee; and "OP UNIT VALUE" means the value per OP Unit equal to the average closing price as reported on the American Stock Exchange (or in the event AREIC is not listed on the American Stock Exchange, on such other national securities exchange which AREIC's common stock is listed) for a share of AREIC common stock during the thirty (30) day period immediately preceding the date which is three (3) business days prior to the Closing Date.

     3.       OPERATION OF PROPERTY THROUGH CLOSING OR EARLIER TERMINATION.

              Between the date of this Agreement and Closing:

                      (a) Owners shall, at their expense, enforce the obligations of the Tenant under the Lease to make all repairs and replacements which are required with respect to the Improvements to maintain them in their present condition, except only damage by fire or other casualty.

                      (b) Owners shall not enter into any agreement to modify, amend or otherwise alter any of the terms or provisions of the Lease; and Owners shall not enter into an new lease or other agreement with respect to the use or occupancy of the Real Property and/or the maintenance or operation thereof, without the prior written consent of Buyer.

                      (c) (i) Assignee, its attorneys, accountants, architects, engineers and other representatives shall be afforded access to the Real Property and to all books, records and files relating thereto from time to time prior to Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Real Property, including but not limited to the physical and financial condition of the Real Property; and there shall be furnished to Assignee all plans and specifications, engineering reports, feasibility studies, operating statements, governmental permits and approvals, contracts, leases, surveys, title information and other documentation concerning the Property in the possession of Owners and/or Owners' management agent for the Real Property.

                               (ii) Assignee, its attorneys, accountants and
other representatives, shall be permitted to make and are authorized to make any searches of governmental records as they deem necessary with respect to the Real Property; and Owners agree fully to cooperate with Assignee and its attorneys and other representatives in this regard and to issue any consents or authorizations required therefor.

                               (iii) Assignee agrees to indemnify, defend and
reimburse Owners for all costs, expenses (including, without limitation, attorney's fees, consultant and expert fees and court costs) loss and liabilities suffered or incurred by Owners as the result of any injuries to persons or properties caused by Assignee's entry upon the Real Property prior to Closing pursuant to the provisions of this Section 3(c). The obligations of Assignee pursuant to this Section 3(c)(iii) shall survive Closing and/or any termination of this Agreement.

                      (d) Promptly after receipt thereof by Owners, Owners shall deliver to Assignee the following:

                               (i)      a copy of any notice of default given or
received under the Lease;

                               (ii)     a copy of any tax bill, notice or
statement of value, or notice of change in a tax rate affecting or relating to the Real Property;

                               (iii)    a copy of any notice of an actual or
alleged violation; and

                               (iv)     a copy of any notice of Taking.

                      (e) Owners shall complete and deliver for execution by the Tenant a written certification in the form required by the Lease ("Tenant Estoppel Certificate"); and shall use diligent efforts to obtain an executed Tenant Estoppel Certificate (dated no more than 10 days prior to the Closing
Date) from the Tenant. Owners shall deliver to Assignee a copy of the executed Tenant Estoppel Certificate promptly after receiving such certificate.

     4.       STATUS OF TITLE TO PROPERTY

              A. STATE OF TITLE. At Closing, (a) the Initial Partnership Interests shall be free and clear of all liens, charges and encumbrances; (b) title to the Property shall be subject only to: (i) the Permitted Exceptions; and (ii) the Existing Mortgages and the Lease; and (c) the Title Company shall issue the Title Policy Endorsement.

              B. DEFINITIONS. "Permitted Exceptions" shall mean the items specified on Schedule B to the Title Policy (except that item 2 on Schedule B to the Title Policy shall be deemed to refer to 1999 taxes). "Title Policy" shall mean the ALTA Owners Policy No. 377985 (SETT-15814), with Date of Policy of 2-18-97; in the amount of $14,000,250. "Title Policy Endorsements" shall mean
(i) an Endorsement to the Title Policy issued by Commonwealth Land Title Insurance Company (the "Title Company"), updating the Date of Policy to the Closing Date and waiving as a defense pursuant to Section 3 of the exclusions from coverage under the policy all acts and knowledge of the Owners; and (ii) an Endorsement to the Title Policy issued by the Title Company, insuring that the covenants, conditions and restrictions included in the Permitted Encumbrances have not been violated, and that a future violation thereof will not cause a forfeiture or reversion of Title.

              C. OWNER OBLIGATIONS. At Closing, Owners shall execute and deliver to the Title Company the Affidavit in the form attached hereto as Exhibit I to cause the Title Company to issue the Title Policy Endorsements; and each Owner shall cause his/its Partnership Interest to be free and clear of all liens, charges and encumbrances.

              D. TITLE DEFECTS. If any of the conditions with respect to title set forth in Section 4A above have not been satisfied as of the Closing Date, Assignee shall have the right, as its exclusive right and remedy, to terminate this Agreement or to complete Closing without an abatement of the IPI Price or the Option Price and waive the requirement for the satisfaction of any unsatisfied condition.

     5.       CLOSING

              A. CLOSING DATE. The "CLOSING" of the transaction contemplated by this Agreement (that is, the payment of the IPI Price, the transfer of the Initial Partnership Interests, the issuance of the Initial OP Units and the satisfaction of such terms and conditions of this Agreement as are required to take place concurrently therewith in accordance with the terms hereof) shall occur on the Closing Date at the offices of Owners' counsel. The "CLOSING DATE" shall be December 14, 1999.

              B. CLOSING DOCUMENTS

                      (i) OWNERS. At Closing, there shall be delivered to GP Assignee and Assignee fully executed counterparts of each of the following (each in form and substance reasonably acceptable to Assignee, Owners and their respective counsel if not attached as an Exhibit to this Agreement):

                               (a) Assignments of Partnership Interests, duly
executed by each Owner with respect to its/his Partnership Interest, sufficient to transfer and convey to GP Assignee and Assignee, as applicable, all of the Initial Partnership Interests (the "INITIAL INTEREST ASSIGNMENTS") and all of the Remaining Partnership Interests (the "REMAINING INTEREST ASSIGNMENTS") as required by this Agreement.

                               (b) A Collateral Assignment of Partnership
Interests and Security Agreement (the "COLLATERAL ASSIGNMENT"), duly executed by each Owner, collaterally assigning to Assignee the Remaining Partnership Interests and the interest of Owners in the Option Escrow.

                               (c) UCC-1 Financing Statements, sufficient upon
appropriate filing to perfect Assignee's security interest in the Remaining Partnership Interests and the Option Escrow.

                               (d) The Title Company Affidavit.

                               (e) Original executed copies of the Lease and the
Management Contract.

                               (f) Any bonds, warranties or guaranties which are
in any way applicable to the Property or any part thereof and which are in the possession of Owners or the Partnership.

                               (g) For each Owner and for the Partnership, an
affidavit stating, under penalty of perjury, such Owner's and the Partnership's U.S. taxpayer identification number and that such Owner and the Partnership is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

                               (h) A counterpart of the Registration Rights
Agreement executed by each OP Unit Seller.

                               (i) The Investor Information Sheet, Account
Information and Accredited Investor Questionnaire ("SUBSCRIPTION DOCUMENTS") attached as Exhibits to the Registration Rights Agreement, executed by each OP Unit Seller.

                               (j) A counterpart of an Amended and Restated
Limited Partnership Agreement for the Partnership, in the form attached hereto as EXHIBIT J executed by each of the Owners (which Agreement provides, inter alia, for the conversion of the general partnership interest of the General Partner in the Partnership to a limited partnership interest).

                               (k) The Call Option Agreement and the Put Option
Agreement, each duly executed by each of the Owners.

                               (l) Payoff letters from the holders of the
Existing Mortgages stating the amount of the Existing Mortgage Debt (calculated to the Closing Date).

                               (m) An original counterpart of the Tenant
Estoppel Certificate and the SNDA.

                               (o) With respect to each Owner which is a
corporation or a partnership, a certified copy of such Owner's Partnership Agreement or Articles of Incorporation and a Certificate of Good Standing with respect to such entity; and if such Owner is a corporation, a Resolution of its Board of Directors authorizing this transaction and a Certificate of Good Standing from the Secretary of State of the state of incorporation of such Owner.

                               (p) Uniform Commercial Code Financing Statement
searches with respect to the Partnership.

                               (q) All other documents reasonably required by
Assignee in order to perfect the contribution, conveyance, transfer and assignment of the Partnership Interests to Assignee or which would otherwise be reasonable in connection with the purchase and sale of property similar to the Property.

                      (ii) ASSIGNEE. At Closing, GP Assignee and Assignee shall deliver or cause to be delivered the following:

                               (a) In the event Assignee does not repay the
Existing Mortgage Indebtedness on the Closing Date, executed Releases from the holders of the Existing Mortgage Debt. "RELEASES" shall mean written agreements in form reasonably satisfactory to the Owners pursuant to which the then current holders of the Existing Mortgages shall agree that the Owners are released from all personal liability pursuant to the Existing Mortgages.

                               (b) The cash and OP Units as required pursuant to
SECTION 2 above.

                               (c) Executed counterparts of any other documents
listed in Section 5.B(i) required to be signed by GP Assignee and Assignee.

                               (d) An executed counterpart of the Registration
Rights Agreement.

                               (e) Executed counterparts of such Subscription
Documents as are required to be executed by Assignee.

                               (f) For AREIC, a corporate resolution authorizing
this transaction and a certificate of good standing from the Secretary of State of Maryland.

                               (g) For Assignee, a certified copy of Assignee's
Partnership Agreement and a Certificate of Good Standing from the Secretary of State of Delaware.

                               (h) The Option OP Evidence.

                               (i) Such other documents as may reasonably be
requested by Owner or are otherwise reasonably necessary in order to effectuate the transactions contemplated hereby.


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

              C. CLOSING PRORATIONS AND ADJUSTMENTS

                      (i) A statement of prorations and other adjustments shall be agreed upon by Assignee and Owners prior to Closing. For purposes of prorations, GP Assignee and Assignee shall be deemed the owner of all of the Initial Partnership Interests on the Closing Date. In addition to prorations and other adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted, as the case may require, as of the Closing Date:

                               (a) Since the Tenant under the Lease is obligated
to pay all real estate taxes and assessments, all water, sewer and other utility charges and all insurance premiums and charges, there shall be no proration or adjustment of these items at Closing.

                               (b) The minimum rent payable by Tenant under the
Lease; provided, however, that rent and all other sums which are due and payable to the Partnership by the Tenant under the Lease but uncollected as of the Closing shall not be adjusted, but Assignee shall cause the rent and other sums for the period prior to Closing to be remitted to the Owners if, as and when collected.

                               (c) Amounts due and prepayments under the
Management Contract.

                               (d) Assignable license and permit fees.

                               (e) Other expenses of operation and similar items
(including, without limitation, payments of under service contracts to which the Partnership is a party).

                  (ii) At Closing and at any time prior thereto, the Partnership shall have the right to spend and/or distribute to Owners any and all of the cash held by the Partnership; and Assignee shall have no right or interest in or to such cash.

                  (iii) Owners shall retain all rights to receive the return of all sums deposited with and held in escrow by or on behalf of any lender under the Existing Mortgages, including without limitation tax and insurance escrows, and any such sums paid to Assignee shall forthwith be remitted to the Owners; provided, however, that with respect to any of the Existing Mortgages that is not repaid on the Closing Date, at Owners' option the amount of such deposits held in escrow, shall be and are hereby assigned to Assignee, and Owners shall receive a credit on the IPI Price in the amount of such sum. The provisions of this Section 5C shall not be applicable to any deposits made by the Tenant to the holder(s) of the Existing Mortgages.


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

                  D. CLOSING AND TRANSACTION COSTS

                               The closing costs and other costs incurred in
connection with the transactions contemplated by this Agreement shall be paid as follows: (i) all title insurance premiums (including fees to issue the Title Endorsement), all fees and costs incurred in connection with the Closing escrow, all survey costs, all recording and filing fees, all Existing Mortgage Debt and all costs incurred by Assignee in connection with Assignee's due diligence investigation of the Property shall be paid by Assignee; (ii) all transfer taxes (if any), and all fees and costs incurred in connection with the Option Escrow shall be paid by Assignee; provided, however, that in the event transfer taxes are assessed pursuant to 72 P.S. Section 8102-c.5(2) or 61 Pa. Code Section 91.202(a)(2) as a result of (a) any actions taken by Owners prior to, on or after Closing (other than actions taken in connection with the exercise of the Call Option or Put Option), Owners shall be solely responsible for the payment of the amount assessed, together with any penalties and interest thereon, or (b) any actions taken by Assignee on or after Closing. Assignee shall be solely responsible for the payment of the amount assessed, together with any penalties and interest thereon; and (iii) each of Assignee and Owners shall be solely responsible for the payment of its own legal counsel fees.

                  E. POSSESSION

                               Upon Closing, Owners shall cause the Partnership
to be in full and complete possession of the Property, subject only to the rights and possession by the Tenant under the Lease.

                  F. PRIOR LIABILITIES

                               In no event shall GP Assignee or Assignee be
deemed to assume, be liable or otherwise responsible for any liabilities of the Owners or the Partnership for any period prior to Closing incurred or arising prior to the Closing Date, whether known or unknown, contingent or noncontingent, other than (i) those amounts for which Assignee is given credit pursuant to this Agreement, (ii) the Permitted Exceptions, (iii) the Existing Mortgages and the Existing Mortgage Debt and (iv) the Lease. This Agreement does not discharge or relieve the Owners from liability or obligation, if any, whether known or unknown, contingent or noncontingent arising out of or related to any such Owner's ownership of a Partnership Interest prior to the Closing Date or the Partnership's ownership of the Property prior to the Closing Date.

                  G. TAX RETURNS

                               (i)  Owners shall, at their expense, as soon as
is reasonably possible after Closing (and in any event within the time required by the Code (as hereinafter defined) and applicable state and local laws) cause to be prepared and filed the Partnership's federal income tax return (Form 1065), Pennsylvania income tax return (Form PA 65), and any other tax returns due for all taxable periods of the Partnership which end on or before the close of business on the Closing Date. The Owners shall include GP Assignee and Assignee as partners on the Partnership federal partnership income tax return for the taxable period ending at the close of business on the Closing Date and shall provide Assignee with a Form K-1. On such tax return and Form K-1, Assignee shall be shown as owning the Initial Partnership Interests at the close of business on the Closing Date, but no items of income, gain, loss or deduction shall be allocated to Assignee on such tax return or Form K-1.

                               (ii) Owners shall, at their expense, cause the
Partnership to timely file IRS Form 8308 as required by and conforming to the requirements set forth in Treasury Regulations Section 1.6050K-1 and Section 6050K of the Code.

                               (iii) Assignee shall file or cause to be filed
all federal tax returns for any taxable period commencing after the Closing Date, and any state and local tax return for any taxable period which includes but does not end on the Closing Date.

                               (iv) Assignee shall make available to the Owners
(and their authorized representatives) all financial and other information relating to the Partnership and its operations which Owners reasonably request in order to enable Owners to file tax returns for the Partnership for the taxable period of the Partnership ending at the close of business on the Closing Date. If, at any time after Closing, any of the Partnership's federal, Pennsylvania or other state or local interim, final or estimated income, excise, property, franchise or license or other tax returns, reports or documents for any taxable period beginning before the Closing Date, which return, report or document was filed or was caused to be filed by Owners, is audited by the Internal Revenue Service, the Commonwealth of Pennsylvania, or any other governmental body, or if any other inquiry is made as to the same, Assignee shall, if it receives notice of such examination or inquiry, promptly forward the same to Owners and shall cooperate with Owners in permitting Owners to respond to such examination or inquiry and to resolve any issues presented, including giving Owners (or their representatives) reasonable access to such financial or other information as Owners reasonably request to respond to the audit, examination or inquiry and to resolve any issues presented thereby. All fees, costs, and expenses incurred in connection with such returns, reports, documents and audits, and any and all penalties assessed as a result of any such audits, shall be paid by Owners.

         6.       CASUALTY LOSS AND CONDEMNATION

                  (a) Owners agree to enforce the obligations of the Tenant under the Lease to maintain fire and extended coverage insurance on the Property until the Closing Date. If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or other casualty or is taken by condemnation or eminent domain ("Casualty"), Owners shall give notice ("Casualty Notice") thereof to Assignee. If the Property is the subject of a Casualty, Assignee shall have the right, at its sole option, of terminating this Agreement unless, (i) the cost fully to repair or restore such damage is less than Two Hundred Fifty Thousand Dollars ($250,000) and sufficient insurance proceeds are available fully to restore such damage, and (ii) the insurance companies issuing the policies have confirmed in writing that such Casualty is covered by the Policies and that no defense to payment of the claim exists, and (iii) such Casualty will not result in the Tenant terminating the Lease and (iv) any loan commitment obtained by Assignee for financing the Property is not canceled or suspended as a result of such Casualty. In the event the Property is the subject of a Casualty and Assignee does not have the right to terminate this Agreement or does not exercise its right to terminate this Agreement, Owners shall enforce the obligations of the Tenant to repair, rebuild or replace such Casualty damage pursuant to the provisions of Section 8(e) of the Lease.

                  (b) If the Property is the subject of a Casualty but Assignee does not have the right to terminate this Agreement pursuant to the provisions of Section 6(a) above (or Assignee does not exercise such right), then Owner shall have no obligation to repair any Casualty damage and Assignee shall accept the Property at Closing as damaged or destroyed by the Casualty.

                  (c) If at any time prior to the Closing Date: a Taking affects all or any part of the Property, or if any proceeding for a Taking is commenced, or if notice of the contemplated commencement of a Taking is given, Owners shall promptly give written notice ("Taking Notice") thereof to Assignee. If the Real Property is Taken, Assignee shall have the right, at its sole option, of terminating this Agreement. If a Taking Notice is given to Assignee less than ten (10) days prior to Closing, at Assignee's option Closing shall be postponed to a date not earlier than ten (10) days after Assignee's receipt of the Taking Notice. If a Taking has occurred after the date of this Agreement and prior to Closing, all awards, damages or other proceeds resulting from such Taking shall be and remain the property of the Partnership and shall be retained by the Partnership as of the Closing Date for the benefit of Assignee, together with the right to receive any such proceeds or damages after the Closing Date.

         7.       REPRESENTATIONS, WARRANTIES AND COVENANTS; AND CONDITIONS TO
CLOSING.

                  A. REPRESENTATIONS, WARRANTIES AND COVENANTS OF
OWNERS. Each of the Owners represents, warrants and covenants to Assignee that the following are true, complete and correct as of the date of this Agreement:

                               (i) Other than the Lease and the Existing
Mortgage Debt and the Permitted Exceptions, the Partnership has not entered into any agreement which remains outstanding to lease, sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for this Agreement.

                               (ii) The Partnership has not received from any
governmental authority written notice of any violation of any zoning, building, fire or health code or any other statute, ordinance rule or regulation applicable to the Property.

                               (iii) SCHEDULE A to this Agreement correctly
lists all of the Partnership Interests in the Partnership, and no other person or entity owns any partnership interest in the Partnership.

                               (iv) The Owners do not have knowledge of any
litigation, action, proceeding or investigation pending or threatened against the Partnership or the Property before any court or governmental department, commission, board, agency or instrumentality.

                               (v) Other than the Management Contract, as of
Closing the Partnership will not be bound by any service or other similar agreements with respect to the purchase of materials, supplies, equipment, machinery parts, products or services for the Property.

                               (vi) The Lease is in effect and has not been
amended. The copy of the Lease attached hereto as Exhibit E is a true and complete copy of the Lease; the Lease has not been amended, modified, or supplemented; and the Tenant does not have any right to extend or renew the term of the Lease except as expressly set forth in the Lease. Except as disclosed in
Section 30(b) of the Lease, no commissions to any broker or leasing agent are due or will become due on account of the Lease or upon extension, renewal or termination of the original term thereof, or upon the leasing of additional space in the Property, whether or not pursuant to an option or other rights contained in such lease. All obligations of the landlord under the Lease which are to be performed on or before the Closing Date, shall have been performed and completed at no cost or expense to Assignee; and that all work that is required to be performed by the Landlord under the Lease shall have been performed and completed at no cost or expense to Assignee. No default exists on the part of the Tenant under the Lease. The Tenant has not asserted any claim which could adversely affect the right of the landlord to collect rent from the Tenant; and no notice of default or breach on the part of landlord under the Lease has been received by Owners from the Tenant which have not been cured. To Owner's knowledge, no right or claim of set-off against rent has been asserted in writing by the Tenant under the Lease. No security deposit has been paid by the Tenant under the Lease. Except as set forth in the Lease, the Tenant is not entitled to any concession, allowance, rebate or refund. The Partnership has not received any advance payment of rent (other than for the current month) on account of the Lease. The Tenant has not as of the date of this Agreement, and shall not as of the Closing Date, have prepaid more than one month's rent under the Lease. The Lease contains no right, option or right of first refusal to the Tenant to purchase the Real Property.

                               (vii) The Partnership has not received written
notice of any default under the Existing Mortgage Debt. As of the date of this Agreement, the outstanding principal balance of the Existing Mortgages are as follows: Heller Financial, Inc. - $2,278,490.34; Oaktree Investment, Inc. - $10,878,490.34. Except with respect to the Existing Mortgage Debt, the transactions contemplated by this Agreement will not result in an acceleration of any indebtedness of the Partnership.

                               (viii) All federal, state, county, local and
other tax returns required to be filed by or on behalf of the Partnership (the "TAX Returns") have been timely filed by or on behalf of the Partnership and when filed were true and correct, and the taxes shown as due thereon were paid. The federal and state income tax returns of the Partnership have never been audited by the Internal Revenue Service or any state taxing authority and the Partnership has not received from the Internal Revenue Service or from any tax authority of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid, nor any objection to any return or report filed by the Partnership. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return or report for the Partnership.

                               (ix) Neither the Lease nor the rent or other
amounts payable under the Lease have been assigned, pledged or encumbered other than to the holders of the Existing Mortgages as collateral security.

                               (x)   No security deposit has been paid by the
Tenant under the Lease.

                               (xi)  All of the books, records, information,
data and other items supplied by Owners to Assignee are true, complete and correct in all material respects, and fairly and accurately presented the results of operations of the Property.

                               (xii) Owners have not received any notice
("Defect Notice") from any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property. To the knowledge of Owners, there has been no default under any existing service contract binding upon the Partnership.

                               (xiii) No employee of the Partnership who
performs services at or in connection with the Real Property is covered by an employment agreement or union contract; and no demand has been made upon Owners for recognition of a union or collective bargaining agent for the employees of the Partnership at the Property.

                               (xiv)  To Owners' knowledge: all certificates of
occupancy required by governmental authorities having jurisdiction have been issued for the Property, have been paid for, and are in full force and effect; the buildings and improvements existing on the Real Property are in compliance with all applicable laws and ordinances governing the construction, use and occupancy of such buildings; and such buildings and improvements have been completed and installed in compliance with applicable law.

                               (xv)  The current zoning classification of the
Real Property under the Zoning Code of the Township of Middlesex and to Owners' knowledge, the use of the buildings and other improvements constituting the Real Property do not violate the Zoning Code.

                               (xvi)  Seller has no knowledge of any defective
condition, structural or otherwise, with respect to the Improvements.

                               (xvii) To Owners' knowledge, all real estate
taxes currently due and payable with respect to the Real Property have been paid; the Real Property constitutes separate tax parcels and are separately assessed for real estate tax purposes; and there is no proceeding pending for the adjustment of the assessed valuation of all or any portion of the Property.

                               (xviii) Owners have not received any notice of
any condemnation proceeding or other proceedings in the nature of eminent domain ("Taking") in connection with the Property, and to Seller's knowledge no Taking has been threatened.

                               (xix)   Except as otherwise set forth in that
certain Environmental Survey dated December 1, 1998 from EMG to the Partnership, Owners represent and warrant to Assignee that to the best of Owners' knowledge:

                                            (A) No notice has been issued to the
Partnership that the Property is not in compliance with applicable environmental statutes, including without limitation: those relating to the construction, operation, maintenance or repair of any improvements or equipment; the discharge, emission or release of any item or substance to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States; the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                                            (B) The Partnership has not
generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Real Property. For the purposes of this subsection (B) only, "Contaminant" shall not include office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Real Property.

                                            (C) The Property is not listed on
the National Priorities List established pursuant to Section 105(8)(B) of CERCLA, 42 U.S.C. Section 9605(8)(B), or on any other hazardous site list promulgated by any federal, state or local government or governmental agency.

                                            (D) No underground storage tanks are
present at the Property.

                                            (E) No civil, criminal or
administrative proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Real Property.

                               (xx) To the extent that any broker engaged by
Owners is entitled to any commission for the transactions contemplated by this Agreement, Owners shall pay all such commissions and shall indemnify, defend and save and hold harmless Assignee of and from the obligation to pay any such commissions.

                               As used in this Section 7.A, "knowledge" shall
mean the "actual" knowledge of Kelter or Butte; provided, however, that such parties shall be deemed to have "actual" knowledge of an occurrence or event to the extent the Partnership, or any of such parties, has received written notification of such an occurrence or event.

                               At Closing, Owners shall deliver to Assignee a
Certificate signed by Owners updating to the Closing Date the foregoing representations and warranties, and disclosing in such Certificate any changes of circumstance or variations or exceptions to the foregoing representations and warranties existing as of the Closing Date.

                  B. REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNERS WITH RESPECT TO PARTNERSHIP INTERESTS. Each Owner represents, warrants and covenants to Assignee, for itself only and not on behalf of any other Owner, that the following are true, complete and correct as of the date of this Agreement:

                               (i) Such Owner's Partnership Interest is owned by
such Owner free and clear of all liens, encumbrances and rights of every kind, and such Owner has the right to assign and transfer such Partnership Interest to GP Assignee and Assignee. To such Owner's knowledge, no person has asserted any claims in respect of, or claimed any interest in, such

Owner's Partnership Interest, and no consent of any third party is needed in order for such Owner to consummate this transaction.

                               (ii) Such Owner has not received any notice from
any governmental authority of any ongoing or proposed audit or investigation relating to the Tax Returns.

                               (iii) There are no contracts, agreements or
commitments, written or oral, to which such Owner is a party affecting such Owner's Partnership Interest which would be binding upon Assignee or the Partnership subsequent to Closing.

                               (iv) Such Owner has not received any written
notice which remains outstanding of any action, proceeding or investigation pending or threatened against such Owner before any court or governmental department, commission, board, agency or instrumentality that can materially affect the consummation of the transactions contemplated hereby.

                               (v)  Such Owner has full power and authority to
enter into and fully perform and comply with the terms of this Agreement and, other than with respect to any Owner who is an individual, such Owner is duly organized, validly existing and qualified and empowered to conduct its business. Neither the execution and delivery of this Agreement nor its performance by such Owner will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Owner is a party or by which such Owner is bound. This Agreement is valid and enforceable against such Owner in accordance with its terms and each instrument to be executed by such Owner pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against such Owner in accordance with its terms.

                               (vi) Such Owner is not and is not acting on
behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plans; neither the Partnership Interest of such Owner, nor the Property, constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101; and the transfer of such Owner's Partnership Interests, and the consummation of the transactions contemplated by this Agreement, shall not constitute a prohibited transaction under Section 406(a)(1) of ERISA or 4975(c)(1)(A) - (c)(1)(D) of the Code that is not exempt by operation of statute or by operation of a class-wide prohibited transaction exemption issued by the U.S. Department of Labor.

                               (vii) Except as otherwise provided herein for the
benefit of Assignee, such Owner shall not, until expiration of the Put Option provided the Remaining Partnership Interests have not theretofore been transferred and conveyed to Assignee, sell, transfer, contribute, convey, pledge or encumber its/his Remaining Partnership Interests, or any portion thereof.

                               As used in this Section 7.B, "knowledge" shall
mean the "actual" (and not constructive) knowledge of such Owner; provided, however, that such Owner shall be deemed to have "actual" knowledge of an occurrence or event to the extent such Owner has received written notification of such an occurrence or event.

                  C. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee represents and warrants to Owners that the following are true, complete and correct as of the date of this Agreement and as of the Closing:

                               (i) Assignee is duly organized, validly existing,
in good standing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Assignee, will conflict with or result in the breach of any material contract, agreement, law, rule or regulation to which Assignee is a party or by which Assignee is bound.

                               (ii) This Agreement is valid and enforceable
against Assignee in accordance with its terms and each instrument to be executed by Assignee pursuant to this Agreement or the Registration Rights Agreement, or in connection herewith or therewith, will, when executed and delivered, be valid and enforceable against Assignee in accordance with its terms.

                               (iii) Upon Closing, Assignee shall deliver to the
respective OP Unit Sellers good and marketable title to the Initial OP Units free and clear of all liens, claims, encumbrances, and restrictions, except as contained in this Agreement, the Registration Rights Agreement and the Assignee's Partnership Agreement.

                               (iv) The capitalization of the Assignee is as set
forth in the Assignee's Partnership Agreement. There are no restrictions on the transfer of the OP Units to be issued hereunder other than those contained herein and in the Assignee's Partnership Agreement and the Registration Rights Agreement, and those arising from federal and applicable state securities laws. All OP Units issued and outstanding in accordance with the terms of this Agreement are or will be duly authorized and validly issued in accordance with the terms of the Assignee's Partnership Agreement and in compliance with applicable laws and are exchangeable into cash or Common Shares of AREIC as provided in the Assignee's Partnership Agreement. If and when issued, the Common Shares issuable upon exchange of the OP Units will be duly authorized, validly issued, fully paid and non-assessable. At the Closing, upon receipt of the Initial Partnership Interests, the Assignee will have transferred the Initial OP Units free and clear of all liens and the OP Unit Sellers will be admitted as limited partners of Assignee. The issuance of the Initial OP Units to the OP Unit Sellers at Closing will not require any approval or consent of any person or entity except any such approval that shall have been obtained on or prior to Closing.

                  D. REPRESENTATIONS AND WARRANTIES OF AREIC. By signing this Agreement as General Partner of Assignee, AREIC represents and warrants to Owners that the following are true, complete and correct as of the date of this Agreement and as of the Closing:

                               (i) AREIC is duly organized, validly existing, in
good standing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform under this Agreement and the Registration Rights Agreement. Neither the execution and delivery of this Agreement and the Registration Rights Agreement, nor the performance of AREIC's obligations hereunder and thereunder, will conflict with or result in the breach of any material contract, agreement, law, rule or regulation to which AREIC is a party or by which AREIC is bound.

                               (ii) In the limited capacity in which this
Agreement is executed by AREIC, this Agreement is valid and enforceable against AREIC in accordance with its terms and each instrument to be executed by AREIC pursuant to this Agreement or the Registration Rights Agreement, or in connection herewith or therewith, will, when executed and delivered, be valid and enforceable against AREIC in accordance with its terms.

                               (iii) AREIC will elect to be taxed as a real
estate investment trust for its taxable year ending December 31, 1998 and AREIC is organized and will be operated in such a manner as to qualify for taxation as a "real estate investment trust" as defined in Section 856 of the Code for at least the taxable years ending December 31, 1998 and December 31, 1999.

                               (iv) To AREIC's knowledge, there are no pending
or threatened actions, suits or proceedings against or affecting AREIC at law or in equity or before or by any governmental entity which would prevent or impair the transactions contemplated hereby.

                  (E) CONDITIONS OF ASSIGNEE'S OBLIGATIONS.

                               (i) The obligations of Assignee under this
Agreement are subject to the satisfaction at the time of Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Assignee at or prior to Closing):

                                    (A) all of the representations and
warranties by Owners set forth in this Agreement shall be true and correct;

                                    (B) no representation or warranty by Owners
contained in this Agreement shall contain any untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                                    (C) Owners shall have performed all
covenants, agreements and conditions required by this Agreement to be performed by Owners prior to or as of the Closing Date;

                                    (D) Buyer shall have received the executed
Tenant Estoppel Certificate from the Tenant under the Lease; and

                                    (E) There shall have been no material
adverse change in the condition of the Real Property, except to the extent otherwise provided in Section 6 above.

                               (ii) In the event any of the conditions set forth
in Section 8(E) are not satisfied as of the Closing Date, Assignee shall have the right (in addition to all other rights and remedies available to Assignee under this Agreement, at law or equity), at Assignee's sole option (by written notice to Owners) to (i) terminate Assignee's obligations under this Agreement, or (ii) complete Closing notwithstanding the unsatisfied condition.

         8.       SURVIVAL.

                  The warranties, representations and covenants of Owners, Assignee and AREIC set forth in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         9.       LENDER RELEASE

                  Assignee shall use its best efforts to obtain the Release from the holders of the Existing Mortgages and to deliver the Release to Owners at Closing. In the event that Assignee does not cause the Existing Mortgage Debt to be repaid on the Closing Date and Assignee has not delivered the Release to Owners, Assignee shall deliver to Owners an Indemnity Agreement in form and content reasonably acceptable to Owners and Assignee and their respective counsel, pursuant to which AREIC and Assignee shall agree to indemnify, defend and save and hold harmless Owners with respect to any loss, liability, cost or expense (including counsel fees and court costs) which Owners may incur from and after the Closing Date by reason of any liability for the Existing Mortgage Debt and/or pursuant to the terms and provisions of any of the Existing Mortgages.

         10. TERMINATION. To the extent that either Owners or Assignee exercises its right to terminate this Agreement as expressly set forth above in this Agreement, such party or parties shall exercise such right of termination by giving written notice of such exercise to the other party or parties and, upon the giving of such notice of termination, this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement.

         11.      DEFAULTS AND REMEDIES

                  Subject to the limitations contained elsewhere in this Agreement, (a) Assignee may proceed directly against each Owner in order to satisfy a claim or judgment made or obtained by Assignee due to the breach of any representation, warranty, covenant or agreement made by such Owner in this Agreement or any document, agreement, instrument or certificate delivered pursuant to the terms of this Agreement; (b) Owners may proceed directly against Assignee in order to satisfy a claim or judgment made or obtained by Owners due to the breach of any representation, warranty, covenant or agreement made by Assignee in this Agreement, or in order to satisfy any claim for indemnification made by Assignee pursuant to any indemnification obligation of Assignee provided for in this Agreement or any document, agreement, instrument or certificate delivered pursuant to the terms of this Agreement; and (c) Owners may proceed directly against AREIC in order to satisfy a claim or judgment made or obtained by Owners due to the breach of any representation or warranty made by AREIC in this Agreement or any document, agreement instrument or certificate delivered pursuant to the terms of this Agreement.

         12.      TAX PROTECTION PROVISIONS

                  A. Assignee agrees that, following the Closing: (i) the Partnership will not sell or otherwise dispose of the Property in a transaction in which taxable gain is recognized for a period of two years after the Closing Date (such period following the Closing Date being referred to herein as the "TAX PROTECTION PERIOD"), except that the Partnership may sell the Property in connection with a tax deferred exchange transaction entered into pursuant to
Section 1031 of the Code pursuant to which no taxable gain is recognized by any Owner; and (ii) if the Partnership intends to sell or otherwise dispose of the Property in a transaction in which taxable gain is recognized during a period of five years after the expiration of the Tax Protection Period, the Partnership shall use its diligent best efforts to effect such sale pursuant to a tax deferred exchange transaction entered into pursuant to Section 1031 of the Code pursuant to which no taxable gain is recognized by any Owner. In the event the Partnership enters into any such tax deferred exchange transaction during the Tax Protection Period, the provisions of this Section 12 shall apply to the property received by the Partnership in such transaction for the remainder of the Tax Protection Period. Notwithstanding the foregoing, the Partnership may dispose of personal property and fixtures in the ordinary course of business or in connection with any rehabilitation or remodeling of the Premises.

                  B. Unless otherwise agreed to by all of the Owners who receive OP Units pursuant to this Agreement (such Owners for the purpose of this Section 12B only being herein called "Investors"), the Property Debt (as hereinafter defined) shall, on the last day of each calendar year during the Tax Protection Period, equal or exceed the Required Minimum Amount (as hereinafter defined). All Property Debt shall be allocated among the partners in Purchaser in accordance with Section 752 of the Code. As used herein, "PROPERTY DEBT" shall mean, as to each Investor, the aggregate amount of indebtedness guaranteed by such Investor pursuant to any Debt Guaranties (as hereinafter defined). If, at any time during the Tax Protection Period, any Investors agree to execute guaranties and/or other instruments (each, a "DEBT GUARANTY" and together with any other outstanding Replacement Debt Guaranty, the "DEBT GUARANTIES") directly guarantying an amount of indebtedness (which may be recourse or nonrecourse and may be owing to Purchaser or other entities related thereto), in such form as may be reasonably satisfactory to such Investor, Purchaser and AREIC, by which such Investors agree to bear the economic risk of loss for an amount of indebtedness, Purchaser agrees to deliver such Debt Guaranties (upon receipt thereof from Investors) to the holder of such indebtedness and use reasonable efforts to cause the holder to acknowledge such Debt Guaranties prior to the close of the taxable year in which the Debt Guaranties are presented to Purchaser. As used herein, "REQUIRED MINIMUM AMOUNT" means, as to each Investor, the amount set forth on Exhibit F attached hereto. Anything to the contrary notwithstanding, any Investor, upon written notice to the Assignee, may reduce the Required Minimum Amount as to such Investor to the amount set forth in such notice. Any such reduction shall be effective as of the first day of the calendar month following the month in which such notice was given in accordance with the terms of this Agreement.

                  C. Notwithstanding anything to the contrary contained herein or in any document executed in connection herewith, no representations or warranties are made with respect to the ability of the Owners to maintain their respective tax bases in the Partnership or the Property, or to avoid the recognition of gain and the incurrence of tax liability, in connection with the structure or completion of any of the transactions contemplated hereby, and Assignee shall have no liability or obligations in connection with any such occurrences. In amplification of, and not in limitation to, the foregoing, each Owner hereby acknowledges and agrees that (i) it has sufficient knowledge and experience in financial, tax and business matters to enable it to evaluate the merits and risks of investment in the OP Units, and, as to each Investor, such Investor has the ability to bear the economic risk of acquiring the OP Units;
(ii) the transactions contemplated by this Agreement involve complex tax consequences for such Owner, and such Owner is relying solely on the advice of its own tax advisors in evaluating such consequences; (iii) neither Assignee nor AREIC has made (or shall be deemed to have made) any representations or warranties as to the tax consequences of such transaction to any Owner; (iv) references in this Agreement to the intended tax effect of the acquisition of the Partnership Interests and the other matters described herein shall not be deemed to imply any representation by Assignee as to a particular tax effect that may be obtained by the Partnership or any Owner; and (v) such Owner remains solely responsible for all tax matters relating to such Owner.

                  D. In order to account for the book-tax disparity with respect to the assets contributed (or deemed contributed) to Assignee by Owners, Assignee will elect to use the "traditional method" in accordance with Treasury Regulation Section 1.704-3(b) and shall not use the traditional method with curative allocations or the remedial method. Assignee shall also cause the Partnership to elect to use the traditional method in accounting for the book-tax disparity with respect to the assets treated as contributed to the Partnership by Owner upon "termination" of the Partnership under Section 708(b)(1) of the Code.

         13.      INDEMNIFICATIONS

                  A. BY OWNERS. Each Owner, severally and not jointly and severally, agrees to indemnify, defend and hold harmless GP Assignee and Assignee from and against any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of defense thereof, including reasonable attorneys' fees, suffered or incurred by reason of or arising out of the breach of such Owner's obligations, representations, warranties and covenants contained in this Agreement. The liability of each Owner pursuant to the provisions of this Section 13.A shall be limited, as to each demand, loss, damage, claim or liability, to the portion thereof which is derived by multiplying the amount of such item times the percentage interest of such Owner designated on Exhibit A hereto under the column "Total Partnership Interest". This indemnity shall survive the Closing and delivery of the Initial Interest Assignments and shall not be merged therein; PROVIDED, HOWEVER, that each Owner's liability shall not extend to those liabilities typically assumed by an assignee in connection with the direct acquisition of a property (as opposed to the acquisition of partnership interests in a partnership that retains ownership of a property) nor to liabilities resulting from the physical condition of the Property (by reason of the fact that Assignee is concluding this transaction with the Property being in its "as is" "where as" condition as of the Closing Date and in the context of the disclaimers set forth in Section 14.D below); and PROVIDED FURTHER that Owners shall have no liability except to the extent the loss suffered by GP Assignee and Assignee as a result of such claims exceeds $10,000 in any one instance or $25,000 in the aggregate.

                  B. BY ASSIGNEE. Assignee agrees to indemnify, defend and hold harmless Owners from and against all losses, damages, claims, liabilities, actions, suits, proceedings and expenses of defense thereof, including reasonable attorneys' fees, suffered or incurred by Owners by reason of or arising out of the breach of Assignee's or AREIC's obligations, representations, warranties and covenants contained in this Agreement; provided that Assignee shall have no liability except to the extent the loss suffered by Owners as a result of such claims exceeds $10,000 in any one instance or $25,000 in the aggregate.

                  C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within a reasonable time after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) business days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.

         14.      MISCELLANEOUS

                  A. Between the date of this Agreement and Closing Date, Assignee and its agents or representatives shall have the right to enter upon the Property for the purpose of examining, inspecting and testing the Property, all subject to the terms and provisions of the Lease.

                  B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by the Owners. Assignee may assign or otherwise transfer its interest under this Agreement to an affiliate of Assignee. Except as provided in the preceding sentence, neither this Agreement nor any interest hereunder shall be assigned or transferred by Assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Owners and Assignee and their respective successors and assigns.

                  C. This Agreement constitutes the entire agreement between Owner and Assignee with respect to the Partnership Interests, the Lease and the Property and shall not be modified or amended except in a written document signed by Owners and Assignee. Any prior agreement or understanding between Owners and Assignee concerning the Partnership Interests, the Lease or the Property is hereby rendered null and void.

                  D. Assignee acknowledges that (i) it and its representatives have inspected the Property and the Lease and are familiar with the conditions and terms thereof, and (ii) at Closing, the Initial Partnership Interests will have been acquired by GP Assignee and Assignee with the Property and the Lease in an "as is" and "where is" condition, and not in reliance on any agreement, understanding, condition, warranty or representation made by Owners or any agent or employee of Owners as to the condition thereof, as to any permitted use thereof, as to the terms thereof, or as to the income or expense in connection therewith, and (iii) neither Owners nor any party acting on behalf of Owners have made or shall be deemed to have made any such agreement, condition, representation or warranty, except as expressly provided in this Agreement.

                  E. For the period of time commencing on the date of this Agreement and continuing through the first anniversary of the Closing Date, and without limitation of the other document production otherwise required of Owners hereunder, Owners shall, from time to time, upon reasonable advance written notice from Assignee, provide to Assignee and its representatives: (i) access to all financial and other information pertaining to the period of the Partnership's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Assignee's outside, third party accountants ("Accountants") to enable Assignee and its Accountants to prepare financial statements in compliance with any and all of (a) Rule 3-05 or Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable to Assignee; (b) any other rule issued by the Commission and applicable to Assignee; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Assignee; and (ii) a representation letter, in form specified by, or otherwise satisfactory to the Accountants, signed by the individual(s) responsible for the Partnership's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning the Partnership's financial statements.

                  F. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

                  G. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by facsimile transmission, or by overnight courier (such as Federal Express), addressed as follows:

                               1.   If to Owners, or any of them:

                                    c/o Stephen J. Butte
                                    52 Lockwood Lane
                                    West Chester, PA  19380
                                    Facsimile: 610-692-5759

                                    With a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen LLP
                                    1650 Arch Street - 22nd Floor

                                    Philadelphia, Pennsylvania  19103-2097

                                    Attention: Henry F. Miller, Esq.
                                    Facsimile: (215) 977-2182

                               2.   If to Assignee:

                                    c/o Keystone Property Trust
                                    200 Four Falls Corporate Center
                                    Suite 208
                                    West Conshohocken, PA  19428
                                    Attention: Timothy A. Peterson
                                    Facsimile: (484-530-0130)

                                    With a copy to:

                                    Connell, Foley & Geiser LLP
                                    85 Livingston Avenue
                                    Roseland, N.J.  07068-1765

                                    Attention: Michael X. McBride, Esq.
                                    Facsimile: (973) 535-9217

All notices given in accordance with the terms hereof shall be deemed given and received when sent or when delivered personally. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

                  H. The corporate laws of the State of Delaware will govern all questions concerning the relative rights and obligations of the parties with respect to any AREIC Shares acquired or acquirable by the Investors on account of their OP Units, and the laws of the State of Delaware will govern all other questions concerning the relative rights and obligations of the Investors as partners in the partnership or otherwise with respect to the OP Units. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

                  I. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

                        [SPACE INTENTIONALLY LEFT BLANK]

                                       OWNERS:

                                       PSPI, Inc.

                                       By: /s/ STEPHEN J. BUTTE
                                               ----------------
                                       Name:   Stephen J. Butte,
                                       Title:  Vice President

                                       /s/ JEFFREY E. KELTER
                                           -----------------
                                       Name: Jeffrey E. Kelter

                                       /s/ JOHN B. BEGIER
                                           --------------
                                       Name: John B. Begier

                                       /s/ CHARLES C. LEE(SEAL)
                                           --------------------
                                       Name: Charles C. Lee

                                       /s/ J. HAROLD SHANNON
                                           -----------------
                                       Name: J. Harold Shannon

                                       /s/ STEPHEN J. BUTTE
                                           ----------------
                                       Name: Stephen J. Butte

                                       ASSIGNEE:
                                       --------

                                       KEYSTONE OPERATING PARTNERSHIP,
                                       L.P., a Delaware limited partnership

                                       By:      Keystone Property Trust, General
                                                Partner

                                                   By: /s/ STEPHEN J. BUTTE
                                                       --------------------
                                                       Name:  Stephen J. Butte
                                                       Title: Vice President